                                                                   EXHIBIT 10.31

                            ASSET PURCHASE AGREEMENT
                            ------------------------

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 29th day of March, 2002 ("Effective Date"), by and between NEON Systems, Inc., a Delaware corporation ("Purchaser") and Lakeview Advisors Corporations (BVI) Limited, an entity formed under the laws of the British Virgin Islands ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller is engaged in the business of conceiving and developing software and software application programs for use with networked computer systems (the "Business"); and

         WHEREAS, Seller owns certain intellectual property, contracts, and development stage software programs as further described herein and in Schedule 1.1; and

         WHEREAS, Seller desires to sell and assign, and Purchaser desires to purchase and accept the Assets of the Business as hereinafter described.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties, in reliance upon the representations, warranties, covenants, obligations and agreements set forth herein, the parties hereto agree as follows:

1.       TRANSFER OF ASSETS

         1.1    Sale of Assets. Subject to the terms of this Agreement and
                --------------
except as specifically excluded by the terms of this Agreement, as of the Closing Date as hereinafter defined, Seller shall sell and Purchaser shall purchase, all rights of Seller to the assets described in Section 1.1(a)," which shall include, without limitation, (i) all intellectual property of Seller such as trade names, trademarks and service marks, patents, works that may be patentable, copyrights and trade secrets, and all supplements, modifications and enhancements thereto, and (ii) all software and software applications created by Seller and all supplements, modification, and enhancements thereto (hereafter, the "Acquired Assets"). Purchaser shall also acquire Seller's interest in those contracts and agreements, both written and oral, which related to the Acquired Assets, including, without limitation, any assignment agreements with employees and consultants necessary to secure full title of the Assets for the Purchaser, which may be effectively assigned to the Purchaser and which Purchaser may assume without breach, default, penalty or liability of any kind, as further described in Schedule 1.1(b) hereto ("Material Contracts"). In the event such Material Contracts may not be effectively assigned without liability to the Purchaser, Seller covenants and agrees that, as a condition to the closing of this Agreement, it shall obtain executed assignments from any individual or entity which assisted in the creation of any of the intellectual property being transferred to the Purchaser in its acquisition of the Acquired Assets hereunder.

         1.2    Excluded Assets. Seller shall retain all other assets,
                ---------------
properties, and rights and interests of Seller except those purchased by Purchaser hereunder.

         1.3    Assumed Liabilities. Purchaser shall assume no liabilities
                -------------------
pursuant to this Agreement except as otherwise stated in Schedule 1.3 hereof ("Assumed Liabilities").

         1.4    Excluded Liabilities. Excluded liabilities are all liabilities
                --------------------
and obligations other than the Assumed Liabilities and any and all liabilities and obligations arising in any way from the tortious or negligent acts or omissions of the Seller ("Excluded Liabilities"). Purchaser expressly does not agree to pay or assume the Excluded Liabilities as a result of the transaction herein, including, without limitation, any license and/or maintenance obligations under any preexisting license, option or maintenance and support agreements that are not listed on Schedule 1.1(b) as a Material Contract and Purchaser will not pay or assume any liabilities or obligations of the Seller, including any wages, fees or expenses related to services performed by consultants or employees of the Seller, nor for any expenses related to any legal, tax, or accounting work performed on behalf of the Seller. Purchaser will not assume any debt obligations of the Seller.

         1.5    Purchase Price. The Purchase Price to be paid by Purchaser to
                --------------
Seller for the Acquired Assets and Material Contracts shall be up to Six Hundred Thousand Dollars and No Cents ($600,000.00), to be paid pursuant to the terms of an unsecured promissory note in substantially the form attached hereto as Exhibit A (the "Note"), which contains certain contingencies on the payment of the full consideration hereunder.

2.       CLOSING

         2.1    Closing. As used in this Agreement, the "Closing" shall mean the
                -------
time at which the Purchaser and Seller shall consummate the sale, transfer, assignment and delivery of the Acquired Assets to Purchaser, and the consummation of the other transactions provided for herein. The Closing shall take place at the offices of the Purchaser, 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478 on the Closing Date of April 2, 2002, or at such other time and place as the parties mutually agree.

         2.2    Documents to be Executed by Seller and by Purchaser. At the
                ---------------------------------------------------
Closing, Sellers shall deliver the Acquired Assets to the Purchase and in addition to any other documents and instruments specifically required to be delivered and executed pursuant to this Agreement, Seller and Purchaser agree to execute or cause to be executed the following documents as appropriate:

                (a)      Promissory Note attached as Exhibit A
                (b)      Bill of Sale and Assignment attached as Exhibit B;
                (c)      Assignment Agreement attached as Exhibit C; and
                (d) Such other documents and instruments as are reasonably required in order to fully consummate all of the transactions contemplated herein.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, as follows:

         3.1    Organization and Standing. Seller is a company duly organized
                -------------------------
and validly existing under the laws of the British Virgin Islands with the power and authority to carry on its business as presently conducted in its current locations.

         3.2    Due Authorization. The execution and delivery of this Agreement
                -----------------
and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the valid and legally binding agreement of Seller and Purchaser, enforceable in accordance with the terms hereof.

         3.3    Contracts. Other than the Material Contracts listed on Schedule
                ---------
1.1(b), Seller is not a party to any written or oral contracts which are not terminable without liability to the Seller or that breach thereof by Seller will not affect the transfer and assignment of the Acquired Assets hereunder nor encumber in any way the intellectual property rights in the Acquired Assets and Material Contracts purchased by Purchaser hereunder. Seller has performed all obligations required to be performed by it to date and Seller is not in default in any material respect under any agreement or other document to which it is a party.

         3.4    Title to Acquired Assets. Seller is the sole and exclusive legal
                ------------------------
and equitable owner of all right, title, and interest in, and has good and marketable title to, all of the Acquired Assets. None of the Acquired Assets are subject to (a) any title defect or objection, (b) any security interest, mortgage, pledge, lien, charge, or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent, or otherwise, (c) any royalty or commission arrangement, (d) any claim, covenant, or restriction against a current use or intended use by the Purchaser. Schedule 1.1(a) sets forth an accurate, correct and complete list of the software and intellectual property of the Seller. Seller does hereby agree to forever warrant and defend the title to the Acquired Assets unto Purchaser, and its successors, legal representatives and assigns, against the lawful claim or claims of any and all persons whomsoever.

         3.5    Software and Information Systems. The Seller has all necessary
                --------------------------------
right, title, and interest to all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, databases, and report layout and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts, and other related material used in the Software.
Schedule 1.1(a) sets forth an accurate, correct, and complete list and summary description of all third party and proprietary software used by the Business and/or incorporated into the Software and identifies (i) software which is owned by the Seller and any licenses thereof, (ii) software which is licensed to the Seller and whether any copies of such licensed software have been made, and
(iii) any other software in which the Seller has any possessory or proprietary rights. All software documentation is current, accurate, and sufficient in detail and content to identify and explain the nature thereof and to allow its full and proper use by the Purchaser for the Business as contemplated herein without reliance on the special knowledge, skill or memory of others. The Seller's rights in the Software are free and clear of any liens, encumbrances, restrictions, or legal and equitable claims of others.

         3.6    Intellectual Property. The Seller has all necessary right, title
                ---------------------
and interest in all intellectual property, including all patents trademarks, copyrights and trade secrets, listed in Schedule 1.1(a) (collectively, the "Intellectual Property") free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use such Intellectual Property without payment to a third party. All former and current employees and contractors of Seller have executed contracts, assignments, or other agreements that assign all of their rights to the Seller to any inventions, improvements, discoveries or information relating to or owned by the Seller. No employee of the Seller has entered into a contract or agreement that restricts or limits in any way the cope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Seller.
Schedule 1.1(b) contains a complete and accurate list and summary description, including any royalties paid by or received by the Seller, of all contracts relating to the Intellectual Property to which the Seller is a party or is bound. There are no outstanding and no threatened disputes or disagreements with respect to any such agreements.

         3.7    Material Contracts. Schedule 1.1(b) sets forth an accurate,
                ------------------
correct, and complete list of all instruments, commitments, agreements, arrangements, and understandings by which any of the Acquired Assets are subject or bound, or pursuant to which the Seller is a party and that are material to the use of the Software (collectively, the "Material Contracts"). Seller shall obtain all consents of third parties necessary to transfer all the Material Contracts. To the best of the Seller's knowledge, (a) accurate, correct, and complete copies of each Material Contract have been delivered to the Purchaser,
(b) each Material Contract is in full force and effect and is valid, binding, and enforceable in accordance with its terms, (c) each party has complied with all material commitments and obligations on its part to be performed or observed under each Material Contract, and (d) no event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under, or a breach of, any Material Contract by the Seller or by any other party. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, shall not constitute a default under or a breach of any provision of a Material Contract and the Purchaser shall have and may enjoy and enforce all rights and benefits under each Material Contract. To the best of the Seller's knowledge, there is no security interest, lien, encumbrance, or claim of any kind on the Seller's interest under any Material Contract.

         3.14    Legal Proceedings. The Acquired Assets are not subject to any
                 -----------------
action, suit, proceeding, charge, hearing, investigation, arbitration, or other method of settling disputes or disagreements or any judgment, order, writ, injunction, stipulation, or decree of any court or any governmental agency or any arbitrator.

         3.15    Miscellaneous. No representation or warranty by Seller under
                 -------------
this Agreement and in any Exhibit, Schedule or Closing document delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any such representation or warranty or statement not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         4.1    Organization and Standing. Purchaser is a corporation duly
                -------------------------
organized and validly existing under the laws of the State of Delaware with the power and authority to carry on its business as presently conducted.

         4.2    Due Authorization. The execution and delivery of this Agreement
                -----------------
and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes the valid and legally binding agreement of the Purchaser and the Seller, enforceable in accordance with the terms hereof.

5.       INDEMNIFICATION

         5.1    Indemnity by the Seller. Seller shall indemnify and hold the
                -----------------------
Purchaser harmless from any and all liability, loss, damage, or deficiency resulting from (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Seller under this Agreement; (b) the ownership, management, and operations of, and interests in or to the Acquired Assets prior to the Effective Date; (c) any act or omission of the Seller, Seller's agents, and employees occurring or failing to occur either prior to or after the Effective date; (d) any encumbrance upon or defect in title to the Acquired Assets, including without limitation any claim that the Software infringes on the intellectual property rights of a third party; (e) any tax liability in respect of period prior to the Effective Date; (f) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing, or in enforcing this indemnity. To be entitled to such indemnity, Purchaser shall give the Seller prompt written notice of the assertion of any claim with respect to which the Purchaser might bring a claim for indemnification hereunder. In any such event, Purchaser may withhold payments due under the Promissory Note (except as otherwise provided to the contrary therein) until such time as such action, claim, suit, proceeding, or demand has been settled to the reasonable satisfaction of Purchaser.

         5.2    Indemnity by the Purchaser. Purchaser shall indemnify and hold
                --------------------------
Seller harmless from and against any and all liability, loss, damage, or deficiency resulting from (a) any misrepresentation, breach of warranty or nonfulfillment of any agreement of the Purchaser under this Agreement; (b) any act or omission required by the terms of this Agreement of the Purchaser, its agents, and employees occurring or failing to occur either prior to or after the Effective Date; and (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity. To be entitled to such indemnification, Seller shall give the Purchaser prompt written notice of the assertion of any claim with respect to which the Seller might bring a claim for indemnification hereunder.

6.       MISCELLANEOUS

         6.1    Confidential Information. Purchaser and Seller shall keep
                ------------------------
confidential all information concerning the financial condition, business and trade secrets provided by the other party pursuant to this Agreement and shall exercise due care in handling any confidential information; provided, however, the foregoing shall not apply to information which is generally available to the public other than as a result of a breach of confidentiality provisions; (ii) becomes available on a non-confidential basis from a source other than the Seller or its affiliates or agents, which source was not itself bound by a confidentiality agreement; or (iii) which is required to be disclosed by law or pursuant to court order.

         6.2    Notices. Any notice, demand, or communication required,
                -------
permitted, or desired to be given shall be deemed effectively given (i) when personally delivered, (ii) upon receipt when delivered by telephonic document transfer (iii) three (3) business days next following the day the notice is, mailed by prepaid certified mail, return receipt requested, or (iv) the next business day following deposit with a reputable overnight courier, addressed as follows:

TO SELLER:                 Lakeview Advisors Corporation (BVI) Limited
                           P.O. Box 313
                           Road Town
                           Tortola
                           British Virgin Islands
                           Attn: Vernon Emmanuel Salazar Zurita

TO PURCHASER:              NEON Systems, Inc.
                           14100 Southwest Freeway, Suite 500
                           Sugar Land, Texas 77478
                           Attn:  Chief Financial Officer

Or to such other address as any party may designate for itself.

         6.3    Legal Fees and Costs. In the event either party brings any
                --------------------
action for relief against the other, declaratory or otherwise, arising out of this Agreement (including actions to enforce and interpret this Agreement), the losing party shall pay to the prevailing party, in addition to any other relief to which such party shall be entitled, a reasonable sum for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment, in addition to any other relief to which such party shall be entitled.

         6.4    Choice of Law and Venue. This Agreement has been executed and
                -----------------------
delivered in and shall be interpreted, construed, enforced and governed by and in accordance with the laws of the State of Texas, County of Harris, and the Courts of that State shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. The parties hereby consent to the jurisdiction of such courts.

         6.5    Assignment. This Agreement shall bind and inure to the benefit
                ----------
of the parties named herein and their respective successors and assigns. Seller may not assign its rights and/or duties hereunder without the prior written consent of the Purchaser. Purchaser may not assign its rights and/or duties hereunder without the prior written consent of the Seller.

         6.6    Waiver of Breach. The waiver by either party of a breach or
                ----------------
violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         6.7    Entire Agreement/Amendment. This Agreement and collateral
                --------------------------
agreements of even date herewith attached as Exhibits hereto supersede all previous agreements (written or oral), and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force or effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely on the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute one instrument. It shall not be necessary that the signatures of all of the parties appear on each counterpart; it shall be sufficient that the signature of each party appear on one or more counterparts. All Exhibits and Schedules referred to in this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:                           SELLER:

NEON SYSTEMS, INC.                   Lakeview Advisors Corporation (BVI) Limited

By: /s/ J. Bradford Poynter          By: /s/ Mark Cresswell
   ----------------------------         ------------------------------
Name: J. Bradford Poynter            Name:  Mark Cresswell
Title: Chief Financial Officer       Title:__________________________

                                 SCHEDULE 1.1(a)

                                 ACQUIRED ASSETS

1.       Source and Object Code for Negotiator Software Product

2.       Source and Object Code for Shouting Duck Architecture

3. Royalty-Free Source Code License from Shouting Duck for Shouting Duck Architecture

4.       Executive Summary for Negotiator Business Plan

5.       Functional Overview of the Negotiator Software Product

6.       Marketing Literature for the Negotiator Software Product

7.       negotiateonline.com domain name

8.       Content for the Negotiator web site, currently hosted at www.socato.com
                                                                  --------------

9.       All intellectual property rights pertaining to any of the assets

                                 SCHEDULE 1.1(b)

                               MATERIAL CONTRACTS

1. Software License Agreement dated March 19, 2002 between Shouting Duck Software and Lakeview Advisors Corporation (BVI) Limited;

2. IPR Assignment from Shouting Duck Software Ltd. To Lakeview Advisors Corporation (BVI) Limited;

3. IPR Assignment from Mark Cresswell ("product author") to Lakeview Advisors Corporation (BVI) Limited;

4. IPR Assignment from Peter Cook ("product author") to Lakeview Advisors Corporation (BVI) Limited;

                                  SCHEDULE 1.3

                               ASSUMED LIABILITIES

                                      NONE

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------

$600,000.00                     Houston, Texas                    March 29, 2002

         FOR VALUE RECEIVED, and pursuant to the terms and conditions of that certain Asset Purchase Agreement dated March 29, 2002 (the "Asset Purchase Agreement") by and between NEON SYSTEMS, INC., a Delaware corporation ("NEON") and LAKEVIEW ADVISORS CORPORATION (BVI) LIMITED, a company formed under the laws of the British Virgin Islands ("SELLER"), NEON promises to pay to the order of SELLER at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, or such other location as may be designated by SELLER in a written notice to NEON, the sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00), together with accrued interest. Interest shall accrue beginning October 15, 2001 on the outstanding principal balance of this Note from time to time at a per annum rate equal to five percent (5%) simple interest and shall be payable in accordance with the payment terms set forth on Exhibit B attached hereto.

         SELLER is irrevocably authorized by NEON to attach to and make a part of this Note a ledger, in the form attached hereto as Exhibit A, reflecting amounts paid by NEON and to attach to and make a part of this Note a continuation of any such schedule of payments, as and when required. All payments and prepayments made on account of the principal balance on this Note shall be reflected by an appropriate notation on such ledger or any continuation thereof attached to this Note; provided, however, the failure of SELLER to make
                               --------  -------
any such notation shall not relieve NEON of its liability hereunder or subject NEON to additional liability hereunder. The liability for payment of principal and interest evidenced by this Note shall be limited to the principal amount advanced and outstanding and interest on such amounts calculated in accordance with the provisions of the preceding paragraph and the following sentence of this paragraph. Interest as to any amount outstanding under this Note shall accrue from the date hereof until the date paid and on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be. Accrued interest shall be paid by NEON per the payment schedule attached hereto as Exhibit B and any accrued by unpaid interest shall be due in one final payment at the Due Date of this Note. All payments of principal, interest, fees and other amounts due hereunder shall be made by NEON in lawful money of the United States of America, by wire transfer or by any other method approved in advance by SELLER to the account of SELLER at the address set forth above or at such other place designated by SELLER in writing to NEON.

         It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America and judicial and/or administrative interpretations or determinations thereof ("Law") regarding the contracting for, charging and receiving of interest for the use, forbearance and detention of money. SELLER shall have no right to claim, charge or receive any interest in excess of the Maximum Rate on that portion of the face amount representing principal which is outstanding and unpaid from time to time. Determination of the rate of interest for the purpose of determining whether this note is usurious under the Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this note, all interest or other sums deemed to be interest (hereinafter referred to as "Interest") at any time contracted for, charged or received from NEON in connection with this note. Any Interest contracted for, charged or received in excess of the Maximum Rate allowed by Law shall be deemed a result of a mathematical error and a mistake; if this note is paid in part by NEON prior to the end of the full stated term of this note and the Interest received for the actual period of existence of this note exceeds the Maximum Rate, SELLER shall credit the amount of the excess against any amount owing under this note or, if this note has been paid in full, or in the event that it has been accelerated prior to maturity, SELLER shall refund NEON the amount of such excess, and shall not be subject to any of the penalties provided by Law for contracting for, charging or receiving Interest in excess of the Maximum Rate allowed by Law. Any such excess which is unpaid shall be canceled.

         NEON shall pay the outstanding principal amount of this Note in 17 quarterly payments over a period of approximately 48 months as set forth on the payment schedule attached hereto as Exhibit B. The final payment of the then outstanding balance on this Note, both principal and accrued but unpaid interest, shall be due and payable by NEON on or before September 30, 2005 (the "Final Due Date"). If the due date of any payment under this Note would otherwise fall on a day that is not a day on which commercial banks are open for business in the State of Texas, such payment date shall be extended to the next succeeding day on which commercial banks are open for business in the State of Texas and interest shall be payable for any principal so extended for the period of such extension.

         Upon any default hereunder, all payments hereunder, whether designated as payments of principal, interest or other sums owed hereunder, shall be applied to the principal or interest of this note or to any other sums provided for herein, or any combination of the foregoing, as determined by SELLER in its sole and complete discretion. In the event of a failure to pay any material amount owed to SELLER hereunder, then SELLER, at its option and upon thirty days notice, may declare the entire principal balance and accrued interest owing hereon at once due and payable without notice if such failure to pay is not cured within such thirty
(30) day notice period. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. This Note shall be unsecured.

         NEON may at any time pay the full amount or any part of this Note without the payment of any premium or fee. Any such prepayment by NEON shall be applied to accrued but unpaid interest on this Note and then to the reduction of the principal balance hereon.

         In addition, in the event that SELLER breaches its obligations, representations and/or warranties under the Asset Purchase Agreement and such breach gives rise to an indemnification obligation on the part of SELLER, SELLER agrees that any payment coming due while such breach is uncured, may be offset by NEON against any amount due from SELLER to NEON relating to such indemnification obligation; provided, however, that in the event of an Acceleration Event (as defined below), such right of offset shall be limited to the Retained Amount (as such term is defined below).

         In the event that either of the "product authors" identified in
Schedule 1.1(b) of the Asset Purchase Agreement (the "Product Authors") leave the employment of NEON during the term of this Note, other than by reason of being terminated by NEON without cause, then NEON shall be obligated to pay SELLER only a one-time payment of $50,000, at which time this Note shall be considered fully paid with no additional payments of principal or interest due to SELLER from NEON. Such final payment shall constitute liquidated damages and shall constitute full and final payment for the Acquired Assets and Material Contracts under the Asset Purchase Agreement.

         Notwithstanding the foregoing, in the event that NEON terminates the employment of both Product Authors without cause (the "Acceleration Event"), the principal amount of this Note shall be accelerated and due upon demand; provided, however, that NEON shall have a right to withhold up to one-third of the outstanding Principal Amount as an indemnification basket for claims brought under the indemnification provisions of the Asset Purchase Agreement within two years of the date hereof (the "Retained Amount"). In the event that no claims have been threatened or filed against NEON with respect to its acquisition of the Acquired Assets and Material Contracts under the Asset Purchase Agreement by March 29, 2004, in the event of an Acceleration Event, the entire outstanding principal amount of this Note shall become immediately due and payable.

         THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

                                        NEON SYSTEMS, INC.

                                        By: /s/ J. Bradford Poynter
                                           --------------------------------
                                        Name:  J. Bradford Poynter
                                        Title:    Chief Financial Officer

                                        AGREED TO AND ACCEPTED BY:

                                        LAKEVIEW ADVISORS CORPORATION
                                        (BVI) LIMITED

                                        By: /s/ Mark Cresswell
                                           ---------------------------------
                                        Name:  Mark Cresswell
                                        Title:______________________________

                                        By: /s/ Peter Cook
                                           ---------------------------------
                                        Name:  Peter Cook
                                        Title:______________________________

                                    EXHIBIT A
                               NOTE LEDGER

--------------------------------------------------------------------------------
DATE         PAYMENT                 ACCRUED INTEREST          BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                                  Payment Terms

The outstanding principal and interest balance under this Note shall be paid on the following basis:

    Period Ending       Payment     Interest Rate   Interest Earned    Balance
    --------------------------------------------------------------------------

1.  4/2/2002            $75,000     5.0%            $13,359            $538,359
2.  6/30/2002           $37,500     5.0%            $6,729             $507,589
3.  9/30/2002           $37,500     5.0%            $6,345             $476,434
4.  12/31/2002          $37,500     5.0%            $5,995             $444,889
5.  3/31/2003           $37,500     5.0%            $5,561             $412,950
6.  6/30/2003           $37,500     5.0%            $5,162             $380,612
7.  9/30/2003           $37,500     5.0%            $4,758             $347,870
8.  12/31/2003          $37,500     5.0%            $4,348             $314,718
9.  3/31/2004           $37,500     5.0%            $3,934             $281,152
10. 6/30/2004           $37,500     5.0%            $3,514             $247,167
11. 9/30/2004           $37,500     5.0%            $3,090             $212,756
12. 12/31/2004          $37,500     5.0%            $2,659             $177,916
13. 3/31/2005           $37,500     5.0%            $2,224             $142,640
14. 6/30/2005           $37,500     5.0%            $1,783             $106,923
15. 9/30/2005           $108,260    5.0%            $1,337             $     (0)

                                    EXHIBIT B

                           BILL OF SALE AND ASSIGNMENT
                           ---------------------------

         THAT, for and in consideration of Ten Dollars ($10.00) cash and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, Lakeview Advisors Corporation (BVI) Limited, a company formed under the laws of the British Virgin Islands ("Seller"), effective as of March 29, 2002, has and does by these presents, SELL, CONVEY, ASSIGN, TRANSFER, and DELIVER unto NEON Systems, Inc., a Delaware corporation ("Purchaser"), all right, title and interest in and to, all and singular, the "Software" as defined and described in that certain Assignment Agreement dated as of March 29, 2002, by and between Seller and Purchaser (the "Assignment Agreement"), which Purchase Agreement is hereby incorporated herein by this reference for all purposes, TO HAVE AND TO HOLD, all and singular, the same unto Purchaser, its successors and assigns, to its own use forever.

         Seller hereby binds Seller, its successors and assigns, to warrant and defend the title to the Software unto Purchaser, its successors and assigns, forever against every person whomsoever lawfully claiming or to claim the Software or any part thereof.

         Unless otherwise defined herein, all defined terms used herein shall have the same meanings as defined in the Assignment Agreement.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of March 29, 2002.

         SELLER:

         LAKEVIEW ADVISORS CORPORATION (BVI) LIMITED

         By:_____________________________
         Name:  Mark Cresswell
         Title:__________________________

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT
                              --------------------

         In consideration of the Purchase Price paid to Lakeview Advisors Corporation (BVI) Limited, a company formed under the laws of the British Virgin Islands ("Assignor"), by NEON Systems, Inc., a Delaware corporation ("Assignee"), pursuant to the terms of that certain Asset Purchase Agreement dated as of March 29, 2002 between the parties hereto (the "Asset Purchase Agreement"), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, convey, bargain, sell, assign, transfer and deliver unto Assignee, its successors and assigns, all Assignor's right, title and interest in and to, the Software, Intellectual Property, Documentation, Permits, Material Contracts, Marketing Information, Related Technology (as those terms are defined in the Asset Purchase Agreement) described in Exhibit A attached hereto (the "Acquired Assets"), to have and to hold unto Assignee, its successors and assigns, forever. The Software, Intellectual Property, Documentation, Permits, Contracts, Marketing Information, and the Related Technology are referred to hereinafter as the "Acquired Assets."

         Except as otherwise provided in the Asset Purchase Agreement, Assignee does not assume any liabilities associated with the Acquired Assets and Assignor hereby agrees to indemnify and hold harmless the Assignee from the financial liabilities and obligations of the Assignor, whether such liabilities or obligations relate to the Acquired Assets or not.

         For the purposes of this Assignment Agreement, the following terms shall have the meanings indicated:

         "Software" means Assignor's right, title and interest, throughout the world, in and to the software described in Exhibit A, all supplements, enhancements and modifications thereto (regardless of the stage of development), all versions and releases thereof, and all personal property relating thereto, including, without limitation, source codes, object codes, utilities, tools, technical documentation and similar information necessary for the practical utilization thereof.

         "Documentation" means all user and technical manuals, brochures, specifications and other documentation or written information describing any aspect of the Software or Intellectual Property or designed to facilitate the use or modification or enhancement of the Software and Intellectual Property.

         "Intellectual Property" means all trade names and other identifying names, all trademarks, service marks and other identifying names and marks, whether registered or unregistered, and including all goods relating to any of the foregoing, and all applications for any of the foregoing, all patents, patent applications, copyright, copyright registrations and applications therefore, together with all divisions, renewals and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets and other intangible, intellectual property described in Exhibit A. Assignee represents and warrants that the Intellectual Property was developed exclusively by employees and consultants of Assignor and/or constitutes a work for hire.

         "Permits" means all licenses, permits, authorizations, and other approvals from any domestic (federal, state or local) or foreign governmental, public or self-regulatory body or authority, or from any private party, pertaining to the Acquired Assets.

         "Contracts" means all agreements with any existing or former customer, prospect, employee, contractor, agent or supplier or any other party relating in any way to the creation of the Software or any of the Acquired Assets, including any employment contracts described in Schedule A, or the Software, the Documentation, the Intellectual Property or any computer hardware, software or services supplied or to be supplied by or through Assignor to customers or prospects.

         "Marketing Information" means all customer and marketing information relating to the Acquired Assets, including without limitation customer lists, prospect lists, marketing plans, forecasts and assumptions, brochures and advertising materials, price lists and lists of suppliers and subcontractors.

         "Related Technology" means all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Assignor or any of its employees or agents that are embodied in, derived from or directly related to the Acquired Assets, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, programmers' notes and all other information relating to the Acquired Assets.

         Assignor warrants to Assignee, its successors and assigns, that on the date hereof Assignor is the lawful owner of good and marketable title in and to all of the Acquired Assets and has the full legal right to assign the same to Assignee.

Assignor further warrants to Assignee, its successors and assigns, that (i) the Acquired Assets do not infringe any patent, copyright, or to Assignor's knowledge any trade secret or other intellectual property rights of any third party; and (ii) Assignor is not aware of any claims of any such infringement or the existence of any facts upon which such a claim could be based. Assignor further covenants and agrees to sign, do, execute, acknowledge and deliver all such further acts, deeds, instruments, transfers and assurances as Assignee may request in order to vest fully in Assignee good and valid title to the Acquired Assets. Assignor hereby releases and waives any and all claims it has or may have in the future in and to the Acquired Assets.

         Assignor shall defend, indemnify and hold Assignee and its directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, or any of them, harmless from any claim, suit or proceeding based upon a claim that the transfer or use of the Acquired Assets or any part thereof infringes or constitutes a wrongful use of any patent, copyright, trademark, trade secret or other intellectual property right. Assignee shall notify Assignor in writing of any such claim, suit or proceeding promptly upon first learning of such claim, suit or proceeding. Assignee shall provide Assignor with such assistance and cooperation as Assignor may reasonably request; provided, however, that such assistance and cooperation shall be at no cost to Assignee. Failure to provide prompt notice to Assignor of a claim, suit or proceeding shall not relieve Assignor of its obligations hereunder, except to the extent that Assignor has been materially prejudiced thereby. Assignor shall pay all damages and costs finally awarded (or payable by Assignee pursuant to a settlement agreement) in connection with such claim, suit or proceeding. Assignee shall have the right to participate in the defense of any claim with counsel of its choice, but the expense of such additional counsel shall be borne by Assignee.

         For purposes of this Agreement, "Confidential Information" means any information, whether written or oral, pertaining to or regarding the Acquired Assets which is confidential or proprietary to Assignor immediately prior to the execution of this Agreement. For purposes of this Agreement, "Recipients" shall mean Assignor and its directors, officers, partners, employees, agents or representatives, and any or all of them, to the extent such persons have received Confidential Information.

         From and after the date hereof, Assignor shall not disclose and shall not permit any of its Recipients to disclose any of the Confidential Information and shall not use and shall not permit to be used any of the Confidential Information for any purpose whatsoever. Simultaneously herewith, Assignor shall deliver to Assignee, and shall cause its Recipients to deliver to Assignee, all copies and tangible embodiments of, and any notes relating to, the Confidential Information. Assignor shall (i) notify Assignee immediately of any unauthorized possession, use or knowledge of the Confidential Information, (ii) promptly furnish full details of such possession, use or knowledge to Assignee, and (iii) cooperate with Assignee in any litigation against third parties as may be deemed necessary by Assignee to protect its proprietary rights in the Confidential Information. Assignor will diligently enforce any and all confidentiality agreements with its employees and consultants and with any third parties to protect the Confidential Information. Assignor acknowledges and agrees that Assignee would be irreparably harmed if any of the Confidential Information were to be disclosed to third parties, and further agrees that Assignee shall have the right to seek and obtain injunctive relief upon any violation of this paragraph, in addition to all of the rights and remedies available at law or in equity.

         Assignor and Assignee acknowledge that the consideration for this Assignment Agreement has been agreed to following arms length negotiations between the parties and constitutes substantially equivalent value for the Acquired Assets.

         This Assignment Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Assignor and Assignee each acknowledge that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof, which is not contained in this Assignment Agreement or in the Asset Purchase Agreement between the parties shall be valid or binding.

         This Assignment Agreement shall be governed by the internal laws of the State of Texas without regard to conflict of laws provisions.

                                    EXHIBIT A

                                 ACQUIRED ASSETS

9.       Source and Object Code for Negotiator Software Product

10.      Source and Object Code for Shouting Duck Architecture

11. Royalty-Free Source Code License from Shouting Duck for Shouting Duck Architecture

12.      Executive Summary for Negotiator Business Plan

13.      Functional Overview of the Negotiator Software Product

14.      Marketing Literature for the Negotiator Software Product

15.      negotiateonline.com domain name

16.      Content for the Negotiator web site, currently hosted at www.socato.com
                                                                  --------------

9.       All intellectual property rights pertaining to any of the assets

                               MATERIAL CONTRACTS

5. Software License Agreement dated March 19, 2002 between Shouting Duck Software and Lakeview Advisors Corporation (BVI) Limited;

6. IPR Assignment from Shouting Duck Software Ltd. To Lakeview Advisors Corporation (BVI) Limited;

7. IPR Assignment from Mark Cresswell ("product author") to Lakeview Advisors Corporation (BVI) Limited;

8. IPR Assignment from Peter Cook ("product author") to Lakeview Advisors Corporation (BVI) Limited;